                               EXHIBIT 10.41

                       COMERICA LEASING CORPORATION


                          INTERIM LEASE SCHEDULE


Interim Schedule No. 00003H             THE COLONEL'S, INC.
                                        (Lessee)

Lease Agreement No. 2885                COMERICA LEASING CORPORATION
                                        (Lessor)

1. LEASE AGREEMENT: This Interim Lease Schedule ("Schedule") is part of and subject to a certain Lease Agreement bearing the above Lease Agreement Number, dated DECEMBER 21, 1993, made by and between COMERICA LEASING CORPORATION, (herein "CLC"), as Lessor, and THE COLONEL'S, INC., as Lessee, together with any amendments, attachments and exhibits thereto (herein called "Lease Agreement") which is hereby incorporated by reference and made a part hereof. In the event of a conflict between this Schedule and the Lease Agreement, the provisions of the Lease Agreement shall prevail.

2.   DESCRIPTION OF EQUIPMENT ("Equipment"):

          One (1) HPM 6.0" Model TM111 Extruder, Serial No. 95212, including; extrusion lines, dies, forming lines, screen changers, tooling, sheet line system, omart sheet thickness gauge, supplemental dip tank, process control HPM EPM-11 Allen Bradley, training, setup, freight, rigging, and installation, all electrical, air, and water hookups, and all accessories and attachments thereto.

3. LOCATION: The Equipment described above shall be delivered to the Lessee and located at 951 AIKEN ROAD, OWOSSO, MI 49224.

4. INTERIM LEASE SCHEDULE: CLC and Lessee hereby agree that CLC shall purchase certain equipment chosen by Lessee, as described above, and which is acceptable to Lessee. CLC agrees to lease said Equipment to Lessee, pursuant to the terms of this Schedule, the terms of the Lease Agreement and consistent with the terms of any other document referred to herein. This Schedule shall be evidence of CLC's payment in full or in part for the Equipment and Lessee's agreement to enter into a permanent Lease Schedule and to repay to CLC all amounts advanced pursuant to the terms of this Schedule and the Lease Agreement.

5. TITLE ACQUISITION: CLC and Lessee agree, pursuant to a proposal letter or proposed permanent Lease Schedule attached hereto, that CLC, at the Lessee's request, will make payments as set forth below in subsection A, B, & C, to acquire security interest in the equipment. Upon the selection of one of the following subsections, the other subsections shall not apply.

          a. REIMBURSEMENT OF LESSEE: Lessee has made certain payments for the Equipment, for which Lessee shall be reimbursed by CLC. Simultaneously with the execution of this Schedule, Lessee shall execute to CLC, security interest in the equipment. The amount paid to the Lessee by CLC hereunder shall be the "Funded Amount" as hereinafter described.

          b. DEPOSIT OR PAYMENT WITH PURCHASE ORDER: Lessee has ordered the Equipment and simultaneously with the execution of this Schedule, Lessee shall execute to CLC, security interest in the equipment. CLC will pay the amounts required for the purchase of the equipment as provided in the purchase order. Such payments shall be the "Funded Amount" as hereafter described.

          c. PROGRESS PAYMENT: The amount advanced by CLC under this Schedule shall be the Funded Amount as hereinafter described.

6. TERM: The term of this Schedule shall commence upon the execution hereof, and shall continue until termination by either: (a) the execution of a permanent lease Schedule containing rates and terms agreeable to CLC and Lessee, consistent with the proposal letter or proposed permanent lease schedule, attached hereto, or (b) by CLC pursuant to the terms hereof, including, but not limited to a default in the Lease Agreement.

In the event Lessee fails to execute a permanent Lease Schedule prior to OCTOBER 30, 1996, Lessee shall promptly pay CLC the Funded Amount as hereinafter defined and all other amounts advanced by CLC in connection with this transaction, including rent, late charges and interest as described herein, without further demand or notice. Upon such payment by Lessee to CLC, of said amounts, CLC shall assign to Lessee all of CLC's right, title and interest in the Equipment, thereby terminating all obligations of CLC to Lessee under this Schedule.

7. RENT: For the term of this Interim Lease Schedule, Lessee shall pay rent to CLC determined as follows: An amount of Rent which would be equal to interest on the principal sum of NINE HUNDRED SIXTY THOUSAND AND 00/100 Dollars ($960,000.00) (herein called "Funded Amount"), at the per annum rate of the prime rate (currently 8.25%) of Comerica Bank, as determined from time to time, commencing on AUGUST 30, 1996, until the expiration or termination of this Schedule. Interest shall be computed on a daily basis using a year of 360 days, and in such computation, effect shall be given to any change in the interest rate resulting from a change in said prime rate on the date of such change in said prime rate. The first rental shall be due September 30, 1996, with subsequent rental payments due on the 30th of each succeeding month until the termination of this INTERIM LEASE SCHEDULE. If any part of the above described rental payments shall not be paid when due, Lessee shall pay to CLC, in addition to the rental payments due, a sum equal to five percent (5%) of the said delinquent rental amounts for each month or portion thereof for which said rental amounts are delinquent.

8. PERMANENT SCHEDULE AND INDEMNITY: Lessee agrees to fully indemnify and to hold CLC harmless from any damages, claims or loss of any kind, relative to this Schedule. CLC and Lessee agree that this Schedule and CLC's commitment to pay any amounts hereunder and to enter into a permanent Schedule shall be subject to CLC's continued satisfaction with Lessee's financial condition. Furthermore, if CLC deems itself insecure for any reason whatsoever, this Schedule may be terminated. In the event CLC shall give Lessee notice of the termination of this Schedule, all amounts due CLC hereunder shall become immediately due and payable to CLC without further notice.

The undersigned Lessee agrees to all the terms and conditions set forth above, and in witness thereof hereby executes this Interim Lease Schedule, this 30TH day of AUGUST, 1996.

ACCEPTED:

Date:  August 30, 1996                  Date:  August 30, 1996

COMERICA LEASING CORPORATION            THE COLONEL'S, INC.
(Lessor)                                (Lessee)


By: /S/ BRIAN M. RIS                    By: /S/ RICHARD SCHOENFELDT
        Brian M. Ris                            Richard Schoenfeldt

Its:    Lease Marketing Officer         Its:    Controller


Comerica Leasing Corporation            Lessee's Address:
29201 Telegraph Road  2nd Floor         620 South Platt Road,
Southfield, MI 48034                    Milan, MI 48160